UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vasagatan 11, 7th Floor, SE-111 20

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 17, 2015, the Board of Directors (the “Board”) of Autoliv, Inc. (the “Company”) expanded the size of the Board to ten members and elected Dr. Wolfgang Ziebart to the Board for a term effective December 17, 2015 until the 2016 Annual Meeting of the Stockholders, at which time he will stand for election at such annual meeting.

Dr. Ziebart will enter into an indemnification agreement substantially in the form of the indemnification agreements previously entered into with each of the Company’s existing officers and directors, a form of which has been filed as Exhibit 99.1 on the Company’s Form 10-K (File No. 001-12933, filing date February 23, 2009). In connection with his election, the Company has agreed to compensate Dr. Ziebart consistent with its other independent directors.

A copy of the press release announcing the appointment of Dr. Ziebart is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of December 18, 2015, the Board approved and adopted the Third Restated By-laws of the Company (the “Amended By-laws”) amending certain provisions of the Company’s existing by-laws. The Amended By-laws include, among technical, conforming, modernizing and clarifying revisions, the following revisions and clarifications, principally to revise certain sections of the existing by-laws to adhere more closely to the language found in the Delaware General Corporation Law, to update the advance notice provisions and to insert an exclusive forum provision:

•	revisions to Article II, Section 2 to clarify that the annual meeting of stockholders may be held by means of remote communication;

•	revisions to Article II, Section 3 to clarify that (i) a special meeting of stockholders may be called at any time for any purpose by the Board and (ii) a special meeting of stockholders may be held by means of remote communication;

•	revisions to Article II, Section 4 to provide that (i) any meeting of stockholders, annual or special, may also be adjourned by the person presiding over the meeting and (ii) notice need not be given of any adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken;

•	revisions to existing provisions in Article II, Section 5 regarding notice of proposals for annual meetings of stockholders, including to (i) clarify that business can be brought before an annual meeting by a committee of the Board, (ii) clarify that, in order to submit a proposal, the proposing stockholder must be a stockholder of record as of the time the stockholder’s notice is delivered to the Secretary of the Company and entitled to vote at the meeting, (iii) clarify that a public announcement of an adjournment or postponement of a meeting does not change or extend the time periods for stockholders to provide notice of business, (iv) require the proposing stockholder to provide the text of the proposed business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Amended By-laws, the language of the proposed amendment), (v) require that the proposing stockholder provide information with respect to any agreement, arrangement or understanding, to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder that are with respect to both cash settled and equity settled derivatives, (vi) require that the proposing stockholder provide all information about the proposing stockholder and beneficial owner that is required to be included in a proxy statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (vii) clarify that proposals submitted pursuant to Rule 14a-8 of the Exchange Act, are deemed to satisfy the notice requirements in the Amended By-laws, and (viii) require the proposing stockholder or its qualified representative to appear in person or by proxy at the meeting to present the proposed business;

•

revisions to existing provisions in Article II, Section 6 regarding notice of stockholder nominations for annual meetings of stockholders, including to (i) clarify that the election of directors will only occur at annual meetings of stockholders, (ii) clarify that nominations can be brought before an annual meeting by the Board or any committee thereof, (iii) clarify that, in order to submit a nomination, the nominating stockholder must be a stockholder of record as of the time the nominating stockholder’s notice is delivered to the Secretary of the Company and entitled to vote at the meeting, (iv) require that a stockholder desiring to put forward a nomination to be acted upon at the annual meeting must do so no later than the close of business on the 60th day, and no earlier than the close of business on the 90th day, prior to the first anniversary of the previous year’s annual meeting, (v) clarify that a public announcement of an adjournment or postponement of a meeting does not change or extend the time periods for stockholders to provide notice of a nomination, (vi) require the nominating stockholder to provide information or representations with respect to (a) any agreement, arrangement or understanding, to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder that are with respect to both cash settled and equity settled derivatives, (b) its status as a holder of record of shares of the Company and entitled to vote at the meeting and its intentions to appear in person or by proxy at such meeting to propose such nomination, and (c) any other information required to be included in a proxy statement pursuant to the Exchange Act, (vii) clarify that the Company may require additional information from the proposed nominee to determine his/her eligibility to serve as a director, (viii) clarify procedures for submission of nominees to fill newly created vacancies on the Board, and (ix) require the proposing stockholder or its qualified representative to appear in person or by proxy at the meeting to present the nomination;

•	revisions to Article II, Section 7 to permit proxies to be authorized by electronic transmission;

•	the introduction of a new Section 11 in Article II that outlines the procedures for setting the rules and regulations for the conduct of stockholder meetings;

•	revisions to Article III, Section 6 to provide that (i) notices of special meetings of the Board may be delivered by electronic transmission and (ii) any notice delivered personally, by telephone or by electronic transmission shall be provided no less than 24 hours before the date on which the meeting is to be held;

•	revisions to Article III, Section 8 to allow for the use of electronic transmission in connection with actions taken by unanimous written consent of the Board;

•	revisions to Article IV, Section 1 to permit the Board to delegate to the Chief Executive Officer of the Company the power and authority to appoint a President, Chief Operating Officer and Treasurer of the Company;

•	revisions to Article IV, Section 2 to clarify that officers may be removed with or without cause;

•	revisions to Article IV, Sections 4 and 6 to further describe the duties and responsibilities of the Chief Executive Officer and President of the Company;

•	introduction of a new Section 7 in Article IV to provide for the office of Division President and set forth the duties and responsibilities for such office;

•	revisions to Article V, Section 2 to (i) clarify that the record date for a stockholder meeting cannot precede the date upon which the resolutions fixing the record date is adopted by the Board and (ii) provide for the determination of a record date in the event a record date is not set by the Board;

•	revisions to Article VI, Section 1 to provide that any notice required by applicable law, the certificate of incorporation or the by-laws may be provided by electronic transmission;

•	revisions to Article VI, Section 2 to provide that (i) a waiver of a notice that is required by applicable law, the certificate of incorporation or the by-laws may be waived by electronic transmission and (ii) attendance at a meeting shall constitute a waiver of notice of such meeting, except when a person attends a meeting for the express purpose of objecting at the beginning of the meeting that the meeting is not lawfully called or convened; and

•	introduction of a new Article X to add a forum selection provision, which generally provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any and all internal corporate claims.

The foregoing description of the amendments are qualified in their entirety by reference to, and should be read in conjunction with, the full text of the Amended By-Laws, a copy of which is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 8.01	Other Events.

The Company previously announced that George Chang, the President of the Company’s Passive Safety segment, resigned from his position, effective as of a date no later than June 4, 2016. On December 18, 2015, the

Company announced the appointment of Mikael Bratt as the Company’s new President, Passive Safety, effective at such time as he may be released from his current position and join the Company, at which time Mr. Chang will no longer serve in this position. A copy of the press release announcing the appointment of Mr. Bratt is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

On December 18, 2015, the Company announced that the Board had declared a quarterly dividend of $0.56 cents per share for the first quarter of 2016. The dividend will be payable on March 3, 2016 to Company stockholders of record on the close of business on February 18, 2016. The ex-date will be February 16, 2016 for holders of the common stock listed on the New York Stock Exchange (NYSE) and February 17, 2016 for holders of Swedish Depository Receipts (SDRs) listed on the NASDAQ OMX, Stockholm.

On December 18, 2015, the Company also announced that it had set May 10, 2016 as the date for its annual meeting of stockholders to be held in Chicago, IL, USA. Only the stockholders of record at the close of business on March 14, 2016 will be entitled to be present and vote at the meeting. Notice of the annual meeting will be mailed to the holders of record in late March 2016.

A copy of the press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Third Restated By-Laws of Autoliv, Inc.

99.1	Press Release issued on December 18, 2015 by Autoliv, Inc.

99.2	Press Release issued on December 18, 2015 by Autoliv, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Lars A. Sjöbring
Name:	Lars A. Sjöbring
Title:	Group Vice President Legal Affairs, General Counsel and Secretary

Date: December 18, 2015

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Restated By-laws of Autoliv, Inc.

99.1	Press Release issued on December 18, 2015 by Autoliv, Inc.

99.2	Press Release issued on December 18, 2015 by Autoliv, Inc.